EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Oppenheimer Holdings Inc. (formerly Fahnestock Viner Holdings Inc.) (the "Company") relating to Class A non-voting shares of the Company issuable to the Oppenheimer & Co. Inc. 401(k) Plan of our report dated February 25, 2003 which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
December 15, 2003